Exhibit 99

First Citizens Banc Corp Annual Shareholders Meeting

First Citizens Banc Corp 2009Operating Performance
Let’s start with a look at 2009’s operating performance.

First Citizens Banc CorpNet Income (CHART)
If we look at net income before tax and the 2008 non-cash goodwill write-down, it has been a two year decline, and on the surface this could be discouraging.
But let’s take a look at some of the factors driving this performance.
First let’s add back the dollars we have taken from earnings and placed into the reserve for loan losses. You can now begin to see the impact of the economy on our income by the significant dollars we have placed into the reserve in 2008 and 2009 compared to 2007.
Now let’s add in the general collection expenses for the last three years. These are dollars spent to take control of, maintain, rehabilitate and sell repossessed collateral. For 2009 this amounted to $1,500,000.
Next we have the FDIC. We pay a premium into the FDIC insurance fund. Our 2009 expense was $1,971,000. There are estimates that an additional 400 banks could fail over the next three years so we don’t believe this increased premium expense will go away anytime soon.
By taking the net income and adding back those items that are a direct result of the recession, we can see a picture of the core earnings of the company. You can see the respectable growth in the core earnings over the last two years.

Elements of Core Performance Margin Non-Interest Income Non-Interest Expense
The core performance of the company is driven by Interest Margin and Non-Interest Income less our Non-Interest expenses.

First Citizens Banc CorpInterest Margin (CHART)
We generate interest margin by gathering deposits and making loans, or when loan demand is down, buying investments. You can see that our interest margin remains strong. While overall margins have decreased a bit for 2009 over 2008, our margin is approximately 1/2 percent greater than our peers. This amounts to approximately $5,000,000 in income. The strength of our margin results from our strong core of low cost checking and savings accounts.

First Citizens Banc CorpNon-Interest Income 2008 2009 VarianceTotal $ 9,969,000 $ 10,133,000 $ 164,000Core ItemsService Charges $ 4,779,000 $ 4,829,000 $ 50,000ATM Fees $ 1,368,000 $ 1,634,000 $ 266,000Trust Income $ 1,904,000 $ 1,588,000 $ (316,000)
Our non-interest income is generated from fees and charges on deposit accounts and loans. Non-interest income increased by $164,000 from 2008 to 2009. While a modest amount, we are pleased with an increase, given this economy. Looking at some of the components of non-interest income, service charges and ATM fees showed an increase for the year. Trust income is based on the value of the accounts, and of course, with the market down in early 2009, trust fee income was down. One concern for 2010 is federal legislation that will change our overdraft protection program. This could have a significant impact on our service charge revenue.

First Citizens Banc CorpNon-Interest Expense 2008 2009 VarianceTotal $ 36,567,000 $ 35,665,000 $ (902,000)Key ItemsSalaries $ 14,388,000 $ 13,020,000 $ (1,368,000)Benefits $ 2,785,000 $ 2,611,000 $ (174,000)Equipment $ 2,285,000 $ 1,884,000 $ (401,000) Data Processing $ 1,208,000 $ 1,091,000 $ (117,000) Telephone $ 932,000 $ 612,000 $ (320,000)FDIC Insurance $ 191,000 $ 1,971,000 $ 1,780,000Collection Expense $ 604,000 $ 1,500,000 $ 896,000
Through a lot of hard work we were able to find over $3,500,000 in expense reductions between 2008 and 2009. That’s almost 10 percent of total non-interest expense. Unfortunately the increases in the FDIC premium and increased collection expenses offset over $2,600,000 in those savings.
While it’s frustrating to see these hard earned savings reduced by items we cannot control, we were pleased with a net reduction in expense of $902,000.

Peer Performance 296 Bank Holding Companies$1,000,000,000 to $3,000,000,000
There are 296 Bank Holding Companies between $1 billion and $3 billion in size which comprise our peer group for the Federal Reserve’s Bank Holding Company Performance Report.

Return on AssetsDecember 31, 2009 Information First Citizens Banc Corp ....... .15%Peer Group......................... (.23%)The Difference is Equivalent to Approximately $ 4,200,000 in Earnings
For the year 2009 our return on our assets was .15 percent. Our peer group was a negative .23 percent. The difference is equivalent to approximately $4,200,000 and can be attributed to our strong interest margin.

Dollars From Earnings Into Reserve For Loan Losses First Citizens Banc Corp..... $ 13,300,000Peer Group....................... $ 14,000,000(Based on Peer Percentage)
For the year 2009 we placed approximately $13 million from earnings into the reserve for loan loss. Using the peer percentage the amount would have been approximately $14 million. This tells us that the banks in our peer group are being similarly impacted by loan issues.

Non-Performing Loans *As a Percentage of Loan Portfolio First Citizens Banc Corp .......... 4.63 %Peer Group............................. 4.78%* 30 day and over delinquency plus loans not accruing interest
Here are percentages on non-performing loans greater than 30 days or more past due and loans on which we are not accruing interest. You can see that our percentage is slightly better, but fairly close to peer. This also tells us that what is happening to First Citizens is also happening to our peers.

It Is The Economy
It is no surprise that what is happening to banks is the economy. First we had the financial crises. Then we had the onset of the recession. Now we are contending with the wake of the recession, which is unemployment.

Unemployment in our MarketJanuary 2010 Ottawa County 19.8% Huron County 18.3% Crawford County 14.5% Erie County 14.2% Richland County 13.8% Logan County 13.2% Champaign County 13.2% Summit County 11.7% Madison County 11.1% Union County 9.8% Franklin County 9.4%
You can see from this map the degree of unemployment in the counties where we operate. Recent statistics indicate that over 40 percent of those unemployed have been so for six months or more and 30 percent have been unemployed for at least a year. This is chronic unemployment and has a far reaching impact on our entire loan portfolio. Unemployment immediately impacts customers with mortgages or personal loans. The longer the time of unemployment, the higher the risk of loss on the part of the bank. If we are unable to modify the loan or if the house is abandoned, the sale of the property will typically bring far less than historic values. Unemployment also brings a slowdown in business. When business sales are down, cash flow is down, and this affects a company’s ability to make payments. Again, we will work to modify a loan, but when all efforts fail, we can be looking at losses as the value of business property is down, equipment values are down, and so forth. As we monitor our loans, we continually evaluate potential losses and decreases in collateral values which subsequently require reserve dollars.

Provision for Loan LossOhio Unemployment Rate (CHART)
Here is a chart of the Ohio unemployment rates with a six-month lag plotted against the dollars we are placing each calendar quarter into the reserve for loan loss. You can see that the unemployment tracks very closely with the dollars we need to place into the reserve. This indicates to us that until there is stability and dramatic improvement in employment, we will have continuing need for higher than historic dollars into the reserve.

First Citizens Banc Corp2009 Year End Loan Recap Year End 2009 2009 Percent Balances Charge Offs Charge Off Commercial and Agriculture $ 96,298,000 $ 1,493,000 1.6% Commercial Real Estate $ 335,652,000 $ 2,377,000 0.7% Residential Real Estate $ 314,552,000 $ 3,029,000 1.0% Real Estate Construction $ 30,068,000 $ 497,000 1.7% Consumer and Other $ 14,564,000 $ 655,000 4.5% $ 791,134,000 $ 8,051,000 1.0%
In 2009 we suffered loan losses of more than $8 million. This is one percent of our loan balances. While typically one percent of something is not significant, when the loss of one percent of our loans has to be funded from earnings, it becomes significant. I want everyone to note that the losses are not concentrated in one area. You can see that the losses are spread through all types of loans. This is reflective of the recession and it is affecting almost everyone.

Short-Term Focus Capital Liquidity Asset Quality
With that background, our short-term focus is going to continue to be on Capital, Liquidity, and Asset Quality. We remain confident that this will guide us through the recession with the least negative impact to the company. Some of the necessary actions may not be popular, but we are making decisions based on the preservation and continuation of a 125 year history of operation.

Short-Term Focus Capital
Today, capital is the hot button topic in the markets and with the regulators.

Tier 1 Capital Ratio (CHART)
Historically, the model was to leverage your capital for growth. Five percent to six percent Tier I capital was considered the norm. Over the last 10 years we more than doubled the size of First Citizens Banc Corp by leveraging our capital to make acquisitions. Our increased size allowed us to take advantage of the economies of scale and also brought diversity in our markets and customer base. With the onset of the financial crisis, the world changed. Regulators and the financial markets are looking for accumulation and bolstering of capital. Capital can help cushion and absorb potential losses in very stressed economic times. We took two actions. First, in early 2009 we added $23 million in capital by selling preferred stock to the US Treasury. I understand and share concern over getting involved in this government program. But, you can see that this step increased our Tier I capital to eight percent, and without knowing how deep the impact of the recession was going to be, or still may be, this is a prudent thing to do to protect the company. Secondly, we have scaled back our dividend policy to allow for capital to accumulate. You can see that action reflected on the graph in the last quarters of 2009. Again, this is the prudent thing to do.

How Capital Levels Affect You
How does this affect you?

Capital Retain In Capital Dividends Increase Book Value of Stock Cash In Your Pocket Earnings
When we have earnings, we can either pay out the earnings in dividends, which is cash in your pocket, or we can retain the earnings as additional capital. Retention of earnings increases capital ratios and it increases the book value of your stock.

Capital Earnings We Will Need to Balance Retained Earnings and Dividends Retain In Capital Dividends
A strong dividend policy and the accumulation of capital are conflicting goals. Because of the intense regulatory and market pressure to accumulate and preserve capital, there will need to be a balance in capital growth versus dividend policy. At some point we will also need a capital build up to replace the CPP preferred stock.

Short-Term Focus Liquidity
The lack of liquidity, which is the ability to access ready cash, will bring down a bank quicker than bad loans. The lack of liquidity contributed heavily to the demise of National City Bank.

Loans to Deposit Ratio (CHART)
This graph shows how much of the deposits we gather are put to work in loans. The more deposits you put to work in loans, the more money you make. But, the more deposits you put to work in loans, the less liquidity you have. Historically, a bank could borrow funds very inexpensively to supplement deposits and provide liquidity. When the financial market crises hit its peak in September 2008 and cash became very tight, we reduced borrowings and introduced several promotions to accumulate additional deposits, or cash. You can see that we reduced our loan to deposit ratio from over 100 percent in September 2008 to just over 90 percent at year end 2009. While there is a cost to increased liquidity, it is the prudent thing to do to protect the company in the long run.

Immediate LiquidityMarch 31, 2010 Percentage of Demand and Savings Deposits Day to Day Operating Liquidity Day to Day Operating Liquidity Day to Day Operating Liquidity Day to Day Operating Liquidity Day to Day Operating Liquidity Day to Day Operating Liquidity Federal Home Loan Borrowing Capacity Federal Home Loan Borrowing Capacity Federal Home Loan Borrowing Capacity Federal Home Loan Borrowing Capacity Federal Home Loan Borrowing Capacity Federal Home Loan Borrowing Capacity Federal Home Loan Borrowing Capacity $ 28,600,000.00 5.2% Bank of America Fed Funds Line Bank of America Fed Funds Line Bank of America Fed Funds Line Bank of America Fed Funds Line Bank of America Fed Funds Line Bank of America Fed Funds Line Bank of America Fed Funds Line $ 10,000,000.00 1.8% Federal Reserve Discount Window Federal Reserve Discount Window Federal Reserve Discount Window Federal Reserve Discount Window Federal Reserve Discount Window Federal Reserve Discount Window Federal Reserve Discount Window $ 23,500,000.00 4.3% Fed Funds Sold Fed Funds Sold Fed Funds Sold Fed Funds Sold $ 24,000,000.00 4.4% Total Overnight Resources Total Overnight Resources Total Overnight Resources Total Overnight Resources Total Overnight Resources $ 86,100,000.00 15.7% Total Demand and Savings Deposits Total Demand and Savings Deposits Total Demand and Savings Deposits Total Demand and Savings Deposits Total Demand and Savings Deposits Total Demand and Savings Deposits Total Demand and Savings Deposits $ 544,769,000.00
While a lower loan to deposit ratio provided additional liquidity, every bank should have additional cash resources to make loans, clear checks that your write, and have cash in the till. In periods of economic stress, cash availability can become volatile. (September 2008 examples) Because of this, we maintain numerous sources of cash liquidity that we can draw in just a few hours notice. At March 31, 2010 this ready liquidity equaled over 15 percent of our demand and savings account balances.

Short-Term Focus Asset Quality
Working through challenged loans is absorbing significant time, energy, and financial resources of the company.

Reserves to Total Loans90-Day and Non-Accrual Loans (CHART)
A major component of managing asset quality is making certain we are placing adequate reserves aside. Reserves are used to cushion potential loan losses and are used to absorb actual loan write offs. Unfortunately in today’s markets, collateral values are just not holding up and the result can be losses upon liquidation. This chart plots 90 day past due loans and loans not accruing interest against the Reserve for Loan Loss. You can see that as non-performing loans trend upward we have increased the level of reserves. This, of course, comes from earnings. Total reserve needs are reviewed monthly and examined in detail quarterly.

It is more than the Current Recession There Are Long Term ISSUES
While we have been dealing with the immediate issues caused by this recession, there are underlying issues which have impacted and will continue to impact the company. These issues all stem from employment issues in Ohio.

US and Ohio Employment GrowthJanuary 1990 - July 2009(Seasonally Adjusted)
From 1992 up until 9/11, Ohio enjoyed increasing employment. During periods of increasing employment, or job creation, business was strong, profits were strong, and growth was easy. It was a good time for businesses and banks. But you can see that Ohio jobs have never recovered from the post 9/11 recession. The challenges in the US auto industry and the continual disappearance of high paying manufacturing jobs have left Ohio languishing for almost a decade. Since 9/11, Ohio’s total employment has decreased from over 5.6 million jobs to approximately 5.1 million jobs. This lack of job creation has made the last decade a particular challenge. Organic growth stops, businesses struggle to find new customers, tax collections flatten out. This was not readily apparent to the public because it happened gradually over seven years, but the financial crises and recession quickly exacerbated the impact.

Erie County Payrolls 2000 through 2008 (CHART)
We can look at this on a smaller scale by looking at Erie County, which is our largest market and fairly reflective of most of our markets. In the year 2000 we had 10,075 manufacturing jobs with an annual payroll of over $500 million. By 2008 this number had dropped to 5,500 manufacturing jobs and an annual payroll of $300 million. This has a huge impact on the community. While Erie County is fortunate to have increasing Food Service, Retail, and Recreational alternatives, our net payrolls are down $150 million a year. This is money not being spent locally. This has the impact of lower sales for businesses, decreased average wages for workers, and decreased tax revenue for local government. While we have done well in adapting to the changing climate of our markets, this last decade has certainly not been as vibrant as the 1990s.

Where Do We Go From Here?
Where do we go from here?

Long-Term Focus Do What We Do Best Gather Deposits & Make Loans
We are going to continue to do what we do best, which is gathering deposits and making loans. We are not investment bankers, we are not venture capitalists, we are not hedge fund operators. We are simply community bankers, again we gather deposits and make loans. We have been successful in gathering deposits in non-urban and sometimes neglected areas where the large banks don’t want to be. We have found these markets to be a good source of loyal customers who can provide us with inexpensive core deposits. We put those dollars to work in loans throughout our markets.

Long-Term Focus FCBC PeerInterest Income 5.45% 5.35% Earning AssetsInterest Expense 1.45% 1.84% Earning Assets _______ _______ Margin 4.00% 3.51%December 2009 Uniform Bank Performance Report
Here again are the results of our efforts in just plain old banking — our interest margin relative to our peers.

Long-Term Focus Take Advantage of Opportunities Lending Opportunities Staffing Opportunities Fallout From BIG BANK Issues FDIC Opportunities
While there are a lot of challenges today there are also a lot of opportunities.
There are many good solid commercial loan customers who have been neglected by the big banks. We see loan opportunities in our Akron and Dublin markets as they have not experienced quite the depth of the recession as north central Ohio has seen. We see additional agricultural loan opportunities as this is one Ohio industry that has been successful throughout this recession.
We have taken advantage of opportunities to bring on experienced staff from other organizations. This has provided additional support working through our loan issues, but also adds ongoing strength for the future.
We are working to take advantage of the fallout from big bank issues. The merger of National City has created an opportunity to woo customers to a true community-based bank where a real person answers the phone.
Since growth in Ohio is limited, we are watching for any FDIC opportunities that may be attractive to us. Properly structured, the purchase of an FDIC takeover can be accretive to capital.

Long-Term Focus Adapt To The World WeLive In
Twenty years ago we were a blue collar bank. Our largest customer base was the people who worked in manufacturing. The manufacturing jobs averaged $50,000 in salary. These people had discretionary money. They purchased new homes, remodeled homes, purchased new cars, had accumulated money in their checking and savings accounts, perhaps they had an IRA account or school savings for their children.
Today we have to serve all points of the economic spectrum. We still have our blue collar customer base, but we also have more customers in service jobs that may average $25,000 a year. These folks may have a checking account and may be using our overdraft protection product. They will rent instead of buying a home and having a mortgage. They have modest, if any, savings. At the other end of the spectrum we have the professional and small business owner. Their financial needs may vary but encompass various deposit and loan products and wealth management and trust services which now total over $300 million in managed money.
Twenty years ago banks grew just from the economic momentum in their communities. Remember the employment graph of the 1990’s. Today organic growth is slim and any significant growth will come from acquisition. Over the next two years we may see FDIC opportunities for branches and deposits. One of our demonstrated strengths is our ability to acquire and assimilate community banks.
Twenty years ago customers came into the lobby and we processed a lot of paper. Today the world is going electronic and we have the products and ability to serve our customers in the 21st century.

Long-Term Focus Accept what we cannot control Stock Market Interest Rates Unemployment
As we look to the future, we all have to understand and accept that there are things we cannot control. We cannot control the stock market or the attitude of the market for small bank stocks. We cannot control interest rates. We cannot control the economy- especially unemployment. What we can do is take calculated steps to limit the impact to the company of things we cannot control.

Long-Term Focus Our Corporate Growth and OurDevelopment of Core EarningsDuring the Last 10 Years of Dramatic Changes in our MarketsDemonstrates Our Ability to Adapt
We believe our growth and development of core earnings during the last 10 years, 10 years of dramatic changes in our markets, demonstrates our ability to adapt and change.

First Citizens Banc CorpNet Income (CHART)
Again, this can be seen in the trends of our core earnings.

? Questions First Citizens Banc CorpAnnual Shareholder Meeting
I would like to take this time to address any questions you may have.

First Citizens Banc Corp Annual Shareholders Meeting